UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

In accordance with General Instruction B.2. of Form 8-K, the information presented in this filing and furnished in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Explanatory Note

On November 10, 2008, Allos Therapeutics, Inc. (the “Company”) filed a Form 8-K (the “Original Report”) reporting that four abstracts describing results from pralatrexate (PDX) studies have been accepted for presentation at the 50th Annual Meeting of the American Society of Hematology (ASH), to be held December 6-9, 2008, in San Francisco, California.  Item 7.01 of the Original Report contained a typographical error by incorrectly stating that the incidence of grade 3/4 thrombocytopenia observed in the first 65 evaluable patients enrolled in the PROPEL trial was 23% instead of 31%.  Accordingly, this Form 8-K/A is filed for the purpose of fixing such typographical error.  The Original Report is hereby amended and restated in its entirety as follows:

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure.

On November 10, 2008, Allos Therapeutics, Inc. (the “Company”) issued a press release announcing that four abstracts describing results from pralatrexate (PDX) studies have been accepted for presentation at the 50th Annual Meeting of the American Society of Hematology (ASH), to be held December 6-9, 2008, in San Francisco, California.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

1.     The abstract entitled “PROPEL: A Multi-center Phase 2 Open-label Study of Pralatrexate (PDX) with Vitamin B12 and Folic Acid Supplementation in Patients with Relapsed or Refractory Peripheral T-cell Lymphoma (PTCL)” presents interim response and safety data from the Company’s pivotal Phase 2 PROPEL trial of pralatrexate (PDX) in patients with relapsed or refractory peripheral T-cell lymphoma (PTCL).  The abstract reports interim data for the first 65 evaluable patients enrolled in the trial.  Patients were considered evaluable if they received at least one dose of pralatrexate and their diagnosis of PTCL was confirmed by independent review. Twenty-nine percent (n=19) of the first 65 evaluable patients experienced either a complete or partial response, as assessed by central independent oncology review.  Forty-five percent (n=29) of the first 65 evaluable patients experienced either a complete or partial response, as assessed by the PROPEL investigators.  The table below sets forth the efficacy results as assessed by central independent oncology review. Thirty-seven percent (n=7) of the 19 patients who responded to pralatrexate according to central independent oncology review experienced a complete response (CR).  Four patients had insufficient response data and nine patients could not be assessed for response because they discontinued treatment prior to completion of cycle 1, although these patients are included in the denominator for purposes of determining the objective response rate (ORR).

Efficacy Results According to Central Review

Endpoint	Value	Pralatrexate (N=65) n (%)
Total # responders/ORR	CR/PR	19 (29)
Best Response	CR	7 (11)
	PR	12 (18)
	SD	16 (25)
	PD	17 (26)
	Insufficient data	4 (6)
	Discontinuation prior to assessment	9 (14)

Of the 19 patients who responded to pralatrexate according to central independent oncology review, 17 patients had evaluation by positron emission topography (PET) scan.  Eight of these patients were deemed to have a complete response and nine were deemed to have a partial response. Of the first 65 evaluable patients, twenty-two percent (n=14) received pralatrexate for > 6 months. The median duration of response for these patients could not be estimated due to the current length of follow up.  The most common drug related grade 3/4 adverse events were mucositis and thrombocytopenia, which were observed in 14% and 31% of patients, respectively. Patients received a median of three prior treatment regimens.

From August 2006 to April 2008, 115 patients were enrolled in the PROPEL trial, 107 of whom are considered evaluable for response according to the trial protocol.  The trial is fully accrued and all patients enrolled in the trial will continue to be followed for long-term survival. A portion of the foregoing interim response and safety data were previously reported by the Company in a press release dated May 15, 2008.

2.     The abstract entitled “A Phase 1/2a Open-label Study of Pralatrexate and Gemcitabine in Patients with Relapsed or Refractory Lymphoproliferative Malignancies” presents interim data from the Company’s ongoing Phase 1/2a open-label, multi-center study of pralatrexate and gemcitabine with vitamin B12 and folic acid supplementation in patients with relapsed or refractory non-Hodgkin’s lymphoma (NHL) or Hodgkin’s disease.  As of August 2008, 20 patients had been treated in this study.  Preliminary efficacy data showed six patients (30%) achieved a partial response, including five patients on a sequential dosing schedule and one patient on a same day dosing schedule.  Treatment group A included patients who received a schedule of pralatrexate, followed the next day by gemcitabine, once weekly for 3 out of 4 weeks.  This schedule was not well tolerated as evidenced by the incidence of grade 3/4 hematological toxicities.  Treatment group B included patients who received a schedule of pralatrexate, followed the next day by gemcitabine, once every two weeks.  The maximum tolerated dose for this sequential dosing schedule was established as 10 mg/m2 of pralatrexate, followed by 300 mg/m2 of gemcitabine, once every two weeks.  Treatment group C included patients who received pralatrexate, followed one hour later by gemcitabine, once every two weeks.  Dose escalation was ongoing on the same day dosing schedule as of the date of the abstract.  The interim data suggest that pralatrexate and gemcitabine may have an acceptable safety profile when administered on a schedule of once every two weeks.  Patients received a median of three prior systemic regimens.

3.     The abstract entitled “Pralatrexate (PDX) is Active in Cutaneous T-Cell Lymphoma: Preliminary Results of a Multi-center Dose-finding Trial” presents interim data from the Company’s ongoing Phase 1 trial of pralatrexate in patients with relapsed or refractory cutaneous T-cell lymphoma. From August 2007 to August 2008, 23 patients were enrolled in the trial, 17 of whom were evaluable for safety and response as of the date of the abstract.  Preliminary efficacy data showed nine patients (53%) who achieved a response, including seven partial responses and two complete responses. In addition, six patients had stable disease. Seven patients remained on treatment as of the date of the abstract, including three patients who had been on treatment for 8, 8 and 9 months, respectively.  The most common treatment-related adverse event was mucositis.  There were no Grade 4 toxicities and no thrombocytopenia above Grade 1.  Patients received a median of 3.5 prior systemic therapies.

4.     The abstract entitled “Pralatrexate (PDX) Complements the Activity of the Proteasome Inhibitor Bortezomib (B) in In Vitro Model of Lymphoid T-Cell Malignancies” presents data from a pre-clinical study of a combination of pralatrexate and Velcade® (bortezomib).  This study investigated the in vitro and/or in vivo activity of pralatrexate and bortezomib alone or in combination in different T-cell lymphoma and leukemia cell lines.  The results of the study suggest that PDX and bortezomib may be synergistic in in vitro models of human T-cell lymphoma.

The information contained in the press release and this report on Form 8-K should be considered in the context of our filings with the Securities and Exchange Commission and other public announcements that we may make, by press release or otherwise, from time to time.  Some of the matters discussed in the press release and this report on Form 8-K contain forward-looking statements that involve significant risks and uncertainties, including potential synergies between PDX and bortezomib in in vitro models of human T-cell lymphoma, and other statements which are other than statements of historical facts.  Actual results could differ materially from those projected and we caution investors not to place undue reliance on the forward-looking statements contained in, or made in connection with, the press release or this report on Form 8-K.

Results from clinical studies, including the Company’s study of PDX discussed in the abstracts described above, are not necessarily predictive of future clinical results.  Interim results may not be confirmed upon full analysis of the detailed final results of a trial and additional information relating to the safety, efficacy or tolerability of the Company’s product candidates, including PDX, may be discovered upon further analysis of trial data.  If the Company’s product candidates do not meet safety or efficacy endpoints in clinical evaluations, they will not receive regulatory approval and the Company will not be able to market them.  Even if the Company’s product candidates meet safety and efficacy endpoints, regulatory authorities may not approve them, the Company may not be able to successfully market them, or the Company may face post-approval problems that require withdrawal of its product from the market.  The Company’s results may be affected by its effectiveness at managing its financial resources, its ability to successfully develop and market its product candidates, competition from other biotechnology and pharmaceutical companies, difficulties or delays in manufacturing its products, and regulatory developments involving current and future products.  Delays in the initiation, progress or completion in clinical trials, whether caused by competition, adverse events, investigative site initiation rates, patential enrollment rates, regulatory issues or other factors, could adversely affect the Company’s financial position and prospects.  If the Company is unable to raise additional capital when required or on acceptable terms, it may have to significantly delay, scale back or discontinue one or more of its drug development or discovery research programs.  The Company is at an early stage of development and may not ever have any products that generate significant revenue.

All information contained in the press release and this report on Form 8-K is as of November 10, 2008.  We undertake no duty or obligation to update any forward-looking statements as a result of new information, future events or changes in our expectations.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1

Press Release, Dated November 10, 2008, Entitled “Four Pralatrexate (PDX) Studies to be Presented at the 50th Annual Meeting of the American Society of Hematology; Top Line Results from Pivotal Phase 2 PROPEL Trial Selected for Oral Presentation on December 8, 2008.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 10, 2008

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press Release, Dated November 10, 2008, Entitled “Four Pralatrexate (PDX) Studies to be Presented at the 50th Annual Meeting of the American Society of Hematology; Top Line Results from Pivotal Phase 2 PROPEL Trial Selected for Oral Presentation on December 8, 2008.”